AMENDMENT TO DATA PURCHASE AGREEMENT

This Amendment to Data Purchase Agreement dated November 14, 2022 (the “Amendment”) is made and entered into on December 1, 2022 (the “Effective Date”), by and between ITEQ Logic Ltd. (“Seller”) and Sky Century Investment, Inc. (“Buyer”).

RECITALS

WHEREAS, The Seller and the Buyer previously entered into a Data Purchase Agreement dated November 14, 2022 (the “Agreement”);

WHEREAS, The Seller and the Buyer desire to amend the Data Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Together with this Amendment, the Seller has issued to the Buyer a Promissory Note in the total amount of one hundred thousand eight hundred seventy-five U.S. dollars ($100,875).

2.Promissory Note. The Buyer and the Seller agree that the debt owed by the Buyer to the Seller under the Promissory Note shall be divided into two parts as follows:

(a) The first part of the debt, in the amount of fifty-two thousand five hundred U.S. dollars ($52,500), shall be converted into shares of Buyer’s common stock at a fixed price of $0.0035 per common share and transferred to the Buyer no later than May 1, 2023.

(b) The second part of the debt, in the amount of forty-eight thousand three hundred seventy-five U.S. dollars ($48,375), shall also be converted into shares of Seller’s common stock at a fixed price of $0.0035 per share, but only after a minimum of 30 days has elapsed since the conversion of the first part of the debt.

3.Except as modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

AGREED AND ACCEPTED:

By Seller: ITEQ Logic Ltd.	/s/ ITEQ Logic Ltd.	Date: Nov. 14, 2022

By Buyer: Sky Century Investment, Inc.	/s/ Sky Century Investment, Inc.	Date: Nov. 14, 2022